SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13, 2002

Claire’s Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-8899	59-0940416

(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation		Identification No.)

3 S.W. 129th Avenue, Pembroke Pines, Florida	33027

(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (954) 433-3900

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

SIGNATURES
Index to Exhibits
Presentation of Claire's Stores - Sept 13, 2002

Item 9.	Regulation FD Disclosure

     Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of a presentation (the “Presentation”) that Claire’s Stores, Inc. (the “Registrant”) will present at an investor presentation at noon on September 13, 2002. The information contained in the Presentation is not “filed” pursuant to the Securities Exchange Act and is not incorporated by reference into any of the Registrant’s Securities Act registration statements. Additionally, the submission of this Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

     Please note that the Presentation contains “forward-looking statements” which represent the Registrant’s expectations or beliefs with respect to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation, changes in consumer preferences and consumer spending for pre-teen and teen apparel and accessories, competition, general economic conditions and uncertainties generally associated with the specialty retailing business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Registrant’s forward-looking statements are included in the Registrant’s filings with the Securities and Exchange Commission, specifically as described in the Registrant’s annual report on Form 10-K for the fiscal year ended February 2, 2002. The Registrant undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in the Presentation are not necessarily indicative of the future performance of the Registrant.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Presentation of Claire’s Stores, Inc. – September 13, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC

Date: September 13, 2002	By:	/s/ Ira D. Kaplan

Ira D. Kaplan
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Presentation of Claire’s Stores, Inc. – September 13, 2002